UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1543 Wazee Street, Suite 200
Denver, CO 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006, Chipotle Mexican Grill, Inc. entered into an Underwriting Agreement with McDonald’s Ventures, LLC, Alan H. and Darlene J. Friedman Revocable Trust, certain other stockholders of Chipotle, and the underwriters named in the agreement, relating to the sale by the selling stockholders of up to 4,197,331 shares of Chipotle’s Class A common stock, and up to an additional 629,599 shares of Class A common stock to be sold by McDonald’s Ventures, LLC in the event the underwriters exercise an over-allotment option. The Underwriting Agreement provides that, subject to satisfaction of customary closing conditions, the underwriters will purchase the shares of Class A common stock from the selling stockholders for resale to the public. The Underwriting Agreement contains representations made by Chipotle to the underwriters and agreements by Chipotle, the selling stockholders and the underwriters to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Chipotle will not receive any proceeds from the sale of shares by the selling stockholders.

The sale of shares of Class A common stock by the selling stockholders pursuant to the Underwriting Agreement has been registered pursuant to an effective registration statement on Form S-1 (File No. 333-133912) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

Chipotle issued a press release on May 19, 2006 relating to the execution of the Underwriting Agreement. The press release is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Underwriting Agreement dated May 18, 2006
Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated May 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 19, 2006	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial and Development Officer

Exhibit Index

Exhibit 10.1	Underwriting Agreement dated May 18, 2006
Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated May 19, 2006